Exhibit 99.1

BioLife Solutions Announces Second Quarter 2021 Financial Results

Total revenue grew 215% over Q2 2020 and 85% over Q1 2021

Organic revenue up 49% over Q2 2020 driven by 45% media revenue growth

Full year revenue guidance raised to $108 to $117 million, reflecting expected contribution from Sexton Biotechnologies

Conference call begins at 4:30 p.m. Eastern time today

BOTHELL, Wash. (August 12, 2021) – BioLife Solutions, Inc. (Nasdaq: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of class-defining bioproduction products and services for cell and gene therapies and the broader biopharma market, today announced financial results for the three and six months ended June 30, 2021.

Mike Rice, Chairman and CEO, commented, “We logged another record quarter, with strong execution and growth across our portfolio of disruptive bioproduction tools and services. With our recently announced acquisition of Sexton Biotechnologies, we can provide even more value and deepen our partnerships with our cell and gene therapy customers. The BioLife brand is increasingly being recognized as the go to source for class-defining CGT tools and services. With our integration initiatives and identified revenue and cost synergies, we have even more confidence of achieving our declared financial performance goals of $250 million in revenue and adjusted EBITDA of 30+% within the next three to four years.”

Second Quarter 2021 and Recent Operating Highlights

●

Completed the acquisition of Stirling Ultracold, which became a wholly owned subsidiary on May 3, 2021. Management reaffirms previous estimate that Stirling will contribute revenue of $40 million to $42 million in 2021.

●

Gained 183 new direct customers including 22 using biopreservation media, 10 using ThawSTAR® systems, 1 using evo® cold chain management services, 16 using CBS freezers and accessories, 129 using Stirling freezers, and 5 using SciSafe® biologic storage services.

●

Processed 14 new U.S. FDA Drug Master File cross-reference requests, indicating the planned use of CryoStor® or HypoThermosol® in pending cell and gene therapy clinical trials. To date, BioLife’s biopreservation media products have been incorporated into more than 500 customer clinical applications.

Second Quarter 2021 Financial Highlights

BioLife Solutions is presenting various financial metrics under U.S. Generally Accepted Accounting Principles (GAAP) and as adjusted (non-GAAP). A reconciliation of GAAP to non-GAAP metrics appears at the end of this news release.

REVENUE

●

Total revenue for the second quarter of 2021 was $31.2 million, an increase of 215% from $9.9 million for the second quarter of 2020 and up 85% sequentially from $16.8 million recognized in the first quarter of 2021.

o	Biopreservation media platform revenue was $9.7 million, up 45% over the second quarter of 2020.
o

Freezers and Thaw Systems platform revenue of $17.6 million increased by $14.8 million over the same period in 2020 and included the contribution of $13.3 million from Stirling, which was acquired in May 2021.

o

Storage and Cold Chain Services platform revenue of $3.9 million increased by $3.5 million over the same period in 2020 and included the contribution of $3.1 million from SciSafe, which was acquired in October 2020.

●	Total revenue for the six months ended June 30, 2021 was $48.1 million, an increase of 118% from $22.1 million for the six months ended June 30, 2020.
o	Biopreservation media platform revenue was $18.6 million, up 21% over the same period in 2020.
o

Freezers and Thaw Systems platform revenue of $22.4 million increased by $16.5 million over the same period in 2020 and included the contribution of $13.3 million from Stirling, which was acquired in May 2021.

o

Storage and Cold Chain Services platform revenue of $7.0 million increased by $6.1 million over the same period in 2020 and included the contribution of $5.7 million from SciSafe, which was acquired in October 2020.

GROSS MARGIN

●

Gross margin (GAAP) for the second quarter of 2021 was 39% compared with 49% for the second quarter of 2020. Adjusted gross margin (non-GAAP) for the second quarter of 2021 was 43% compared with 57% for the second quarter of 2020.

●

Gross margin (GAAP) for the six months ended June 30, 2021 was 43% compared with 54% for the six months ended June 30, 2020. Adjusted gross margin (non-GAAP) for the six months ended June 30, 2021 was 47% compared with 61% for the six months ended June 30, 2020.

●

The decline in gross margin was due to the significant revenue growth attributable to the Freezers and Thaw Systems and Storage and Cold Chain Services platforms, which have lower gross margins than the biopreservation media platform.

OPERATING EXPENSE

●

Operating expense (GAAP) for the second quarter of 2021 was $35.8 million compared with $9.9 million for the second quarter of 2020. Adjusted operating expense (non-GAAP) for the second quarter of 2021 was $13.3 million compared with $6.1 million for the second quarter of 2020.

●

Operating expense (GAAP) for the six months ended June 30, 2021 was $53.6 million compared with $21.7 million for the six months ended June 30, 2020. Adjusted operating expense (non-GAAP) for the six months ended June 30, 2021 was $22.2 million compared with $12.5 million for the six months ended June 30, 2020.

●	The increase in operating expense was primarily due to the acquisition of SciSafe, Stirling, and higher personnel costs, including non-cash stock compensation expense.

OPERATING INCOME/(LOSS)

●

Operating loss (GAAP) for the second quarter of 2021 was $4.6 million compared with operating income of $44,000 for the second quarter of 2020. Adjusted operating income (non-GAAP) for the second quarter of 2021 was $65,000 compared with adjusted operating loss of $510,000 for the second quarter of 2020.

●

Operating loss (GAAP) for the six months ended June 30, 2021 was $5.5 million compared with operating income of $414,000 for the six months ended June 30, 2020. Adjusted operating income (non-GAAP) for the six months ended June 30, 2021 was $560,000 compared with adjusted operating income of $910,000 for the six months ended June 30, 2020.

NET INCOME/(LOSS)

●

Net income (GAAP) for the second quarter of 2021 was $7.9 million compared with net loss of $16.4 million for the second quarter of 2020. Net income (GAAP) for the second quarter of 2021 included a $12.6 million non-cash tax benefit and a $1.7 million operating expense related to the change in fair value of contingent consideration primarily related to SciSafe. Net loss for the second quarter of 2020 included operating income of $1.5 million related to the change in fair value of contingent consideration and other expense of $16.4 million related to the change in fair value of warrants. Adjusted net loss (non-GAAP) for the second quarter of 2021 was $56,000 compared with adjusted net loss of $492,000 for the second quarter of 2020.

●	Net income (GAAP) for the six months ended June 30, 2021 was $6.8 million compared with net income of $5.9 million for the six months ended June 30, 2020. Net income (GAAP) for the six months ended June 30, 2021 included a $12.6 million non-cash tax benefit, operating expense of $1.2 million related to the change in fair value of contingent consideration, and other expense of $121,000 related to the change in fair value of warrants. Net income for the six months ended June 30, 2020 included an operating income of $1.5 million related to the change in fair value of contingent consideration and other income of $5.5 million related to the change in fair value of warrants. Adjusted net income (non-GAAP) for the six months ended June 30, 2021 was $422,000 compared with adjusted net income of $952,000 for the six months ended June 30, 2020.

EARNINGS/(LOSS) PER SHARE

●

Earnings per diluted share (GAAP) for the second quarter of 2021 was $0.19 compared with loss per diluted share of $0.70 for the second quarter of 2020. Adjusted earnings per diluted share (non-GAAP) for the second quarter of 2021 was $0.00 compared with adjusted loss per diluted share of $0.01 for the second quarter of 2020.

●

Earnings per diluted share (GAAP) for the six months ended June 30, 2021 was $0.17 compared with earnings per diluted share of $0.01 for the six months ended June 30, 2020. Adjusted earnings per diluted share (non-GAAP) for the six months ended June 30, 2021 was $0.00 compared with $0.02 for the six months ended June 30, 2020.

ADJUSTED EBITDA

●	Adjusted EBITDA, a non-GAAP measure, for the second quarter of 2021 was $3.7 million compared with $1.2 million for the second quarter of 2020.

●	Adjusted EBITDA, a non-GAAP measure, for the six months ended June 30, 2021 was $6.5 million compared with $4.1 million for the six months ended June 30, 2020.

CASH

●

Cash, cash equivalents and restricted cash as of June 30, 2021 were $76.3 million compared with $90.5 million as of December 31, 2020. The decrease reflects $7.1 million used to reduce liabilities acquired in the acquisition of Stirling and $8.7 million used for purchases or deposits on property and equipment and assets held for rent.

Roderick de Greef, BioLife’s Chief Financial Officer, remarked, “We are pleased with our record revenue for the second quarter. With the inclusion of Stirling’s financial performance for May and June included in our Q2 2021 consolidated results, we believe our margin profile will have reached a floor this quarter or next, and expect incremental improvements in adjusted gross margin and adjusted EBITDA margin in subsequent quarters.”

2021 Revenue Guidance

BioLife today updated 2021 revenue guidance, which is based on current expectations for our existing business.

Total revenue for 2021 is now expected to range from $108 million to $117 million, reflecting year-over-year growth of 125% to 143%. This revised guidance is up from our previous guidance of $106 to $115 million, due to the expected $2 million in contributed revenue from Sexton which is expected to close on or about September 1, 2021.

Total revenue expectation for 2021 includes the following contributions.

●	Cell processing platform (media and Sexton); $40 million to $42 million, including $2 million from Sexton. This is an increase of 29% to 36% over the prior year.
●	Freezers and Thaw Systems; $55 million to $59 million, an increase of 306% to 350% over the prior year.
●	Storage and Cold Chain Services platform; $13 million to $16 million, an increase of 262% to 345% over the prior year.

Conference Call & Webcast

Management will discuss the Company's financial results and provide a general business update on a conference call and live webcast today at 4:30 p.m. ET (1:30 p.m. PT).

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at http://www.biolifesolutions.com/earnings. Alternatively, you may access the live conference call by dialing 1 (844) 825-0512 or 1 (315) 625-6880 and use Conference ID 8083954. A webcast replay will be available approximately two hours after the call and will be archived on http://www.biolifesolutions.com/ for 90 days.

About BioLife Solutions

BioLife Solutions is a leading supplier of cell and gene therapy bioproduction products and services. Our portfolio includes our proprietary CryoStor® freeze media and HypoThermosol® shipping and storage media, ThawSTAR® family of automated, water-free thawing products, evo® cold chain management system, Custom Biogenic Systems® high-capacity storage freezers, SciSafe biologic materials storage, Stirling Ultracold ULT freezers, and, upon closing of our acquisition of Sexton, Sexton cell processing tools. For more information, please visit www.biolifesolutions.com, www.savsu.com, www.custombiogenics.com, www.scisafe.com, www.stirlingultracold.com and www.sextonbio.com and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the expected financial performance of the company following the completion of its 2019, 2020 and 2021 acquisitions and expected completion of its acquisition of Sexton Biotechnologies (Sexton) and giving effect to the COVID-19 pandemic, the company's ability to implement its business strategy and anticipated business and operations, in particular following its acquisition of Stirling Ultracold and expected acquisition of Sexton, the expected synergies between the company, Stirling Ultracold, and, upon closing, Sexton, the company’s ability to realize all or any of the anticipated benefits associated with the acquisition of Stirling Ultracold and, upon closing, Sexton, the potential utility of and market for the company's products and services and the company’s ability to cross sell its products and services, including the products the company will acquire upon the closing of the acquisition of Sexton, guidance for financial results for 2021, including regarding Stirling Ultracold and Sexton revenue, and potential revenue growth and changes in gross margin, adjusted gross margin and adjusted EBITDA gross margin, and potential market expansion, including with consideration to our acquisition of Stirling Ultracold and expected acquisition of Sexton and our 2019 and 2020 acquisitions and giving effect to the COVID-19 pandemic, the company's anticipated future growth strategy, including the acquisition of synergistic cell and gene therapy manufacturing tools and services or technologies, regulatory approvals and/or commercial manufacturing of our customers' products, and potential customer revenue. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, uncertainty regarding the satisfaction or waiver of all closing conditions to the acquisition of Sexton and the risk that the acquisition may not be completed on the terms or in the time frame expected by the company, unexpected costs, charges or expenses resulting from the acquisition of Stirling Ultracold and expected acquisition of Sexton (or from the company’s 2019 and 2020 acquisitions), market adoption of the company’s products (including the company’s recently acquired products including the products of Stirling Ultracold and, if acquired, Sexton), the ability of the Stirling Ultracold and Sexton acquisition (or the company’s 2019 and 2020 acquisitions) to be accretive on the company’s financial results, the ability of the company to continue to implement its business strategy, uncertainty regarding third-party market projections, market volatility, competition, litigation, the impact of the COVID-19 pandemic, and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Non-GAAP Measures of Financial Performance:

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: adjusted gross profit and gross margin, adjusted operating expenses, adjusted operating income/(loss), adjusted net income/(loss), adjusted earnings per diluted share (EPS), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

Media & Investor Relations
At the Company Roderick de Greef Chief Financial Officer
(425) 686-6002
rdegreef@biolifesolutions.com

Investors

LHA Investor Relations

Jody Cain

(310) 691-7100

jcain@lhai.com

BIOLIFE SOLUTIONS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
Product revenue	$27,468	$9,489	$41,244	$21,216
Service revenue	1,963	-	4,167	-
Rental revenue	1,773	431	2,640	866
Total revenue	31,204	9,920	48,051	22,082
Operating expenses
Cost of product, rental, and service revenue (exclusive of intangible assets amortization)	18,554	4,499	26,104	9,067
Research and development	3,045	1,477	5,032	3,140
Sales and marketing	3,142	1,366	5,164	2,942
General and administrative	7,146	3,278	11,974	6,413
Intangible assets amortization	1,882	706	2,815	1,394
Acquisition costs	272	13	1,271	238
Change in fair value of contingent consideration	1,718	(1,463)	1,226	(1,526)
Total operating expenses	35,759	9,876	53,586	21,668
Operating income (loss)	(4,555)	44	(5,535)	414

Other income (expense), net
Change in fair value of warrant liability	-	(16,442)	(121)	5,472
Other income/(loss)	(121)	18	(138)	42
Total other income (expenses), net	(121)	(16,424)	(259)	5,514

Income (loss) before income taxes	(4,676)	(16,380)	(5,794)	5,928
Income tax benefit	12,552	-	12,552	-
Net income (loss)	$7,876	$(16,380)	$6,758	$5,928

Earnings (loss) per share attributable to common stockholders:
Basic	$0.20	$(0.70)	$0.18	$0.23
Diluted	$0.19	$(0.70)	$0.17	$0.01
Weighted average shares used to compute earnings per share attributable to common stockholders:
Basic	38,072,712	23,292,635	35,668,124	22,151,726
Diluted	40,390,098	23,292,635	38,275,603	27,013,580

BIOLIFE SOLUTIONS, INC.

CONDENSED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
NET INCOME/(LOSS)	$7,876	$(16,380)	$6,758	$5,928
Other comprehensive income (loss)	3	-	3	-
COMPREHENSIVE INCOME/(LOSS)	$7,879	$(16,380)	$6,761	$5,928

BIOLIFE SOLUTIONS, INC.

CONDENSED BALANCE SHEET INFORMATION

(Unaudited, amounts in thousands)

	June 30,	December 31,
	2021	2020
Cash, cash equivalents and restricted cash	$76,299	$90,456
Accounts receivable, net	21,093	8,006
Inventories	25,866	11,602
Total current assets	127,414	114,712
Total assets	520,969	234,829

Accounts payable	9,847	3,672
Total current liabilities	31,275	15,573
Total liabilities	68,688	29,583
Total Shareholders' equity	$452,281	$205,246

BIOLIFE SOLUTIONS, INC.

CONDENSED STATEMENT OF CASH FLOWS INFORMATION

(Unaudited, amounts in thousands)

	Six Months Ended
	June 30,	June 30,
	2021	2020
Cash provided (used) by operating activities	$(5,902)	$4,890
Cash used in investing activities	(8,643)	(1,683)
Cash provided by financing activities	385	20,224
Effects of currency translation	3	-
Net increase (decrease) in cash, cash equivalents and restricted cash	$(14,157)	$23,431

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP (ADJUSTED) GROSS PROFIT

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
GAAP GROSS PROFIT	$12,064	$4,834	$20,774	$11,860
GAAP GROSS MARGIN	39%	49%	43%	54%

ADJUSTMENTS TO GROSS PROFIT:
Inventory step-up charges	733	190	765	386
Intangible assets amortization	586	587	1,173	1,155
ADJUSTED GROSS PROFIT	$13,383	$5,611	$22,712	$13,401
ADJUSTED GROSS MARGIN	43%	57%	47%	61%

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP (ADJUSTED) OPERATING EXPENSES

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
GAAP OPERATING EXPENSES	$35,759	$9,876	$53,586	$21,668

ADJUSTMENTS TO OPERATING EXPENSES:
Cost of product, rental, and service revenue	(18,554)	(4,499)	(26,104)	(9,067)
Acquisition and integration costs	(272)	(13)	(1,271)	(238)
Intangible assets amortization	(1,882)	(706)	(2,815)	(1,394)
Loss on disposal of assets	(15)	-	(18)	(4)
Change in fair value of contingent consideration	(1,718)	1,463	(1,226)	1,526
ADJUSTED OPERATING EXPENSES	$13,318	$6,121	$22,152	$12,491

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP (ADJUSTED) OPERATING INCOME (LOSS)

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
GAAP OPERATING INCOME (LOSS)	$(4,555)	$44	$(5,535)	$414

ADJUSTMENTS TO OPERATING INCOME (LOSS):
Inventory step-up charges	733	190	765	386
Acquisition and integration costs	272	13	1,271	238
Intangible assets amortization	1,882	706	2,815	1,394
Loss on disposal of assets	15	-	18	4
Change in fair value of contingent consideration	1,718	(1,463)	1,226	(1,526)
ADJUSTED OPERATING INCOME/(LOSS)	$65	$(510)	$560	$910

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP (ADJUSTED) NET INCOME (LOSS)

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
GAAP NET INCOME/(LOSS)	$7,876	$(16,380)	$6,758	$5,928

ADJUSTMENTS TO NET INCOME/(LOSS):
Inventory step-up charges	733	190	765	386
Acquisition and integration costs	272	13	1,271	238
Intangible assets amortization	1,882	706	2,815	1,394
Loss on disposal of assets	15	-	18	4
Change in fair value of contingent consideration	1,718	(1,463)	1,226	(1,526)
Change in fair value of warrant liability	-	16,442	121	(5,472)
Income tax benefit	(12,552)	-	(12,552)	-
ADJUSTED NET INCOME/(LOSS)	$(56)	$(492)	$422	$952

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) PER DILUTED SHARE TO NON-GAAP (ADJUSTED) NET INCOME (LOSS) PER DILUTED SHARE

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
GAAP NET INCOME/(LOSS) PER SHARE - DILUTED	$0.19	$(0.70)	$0.17	$0.01

ADJUSTMENTS TO NET INCOME/(LOSS) PER SHARE – DILUTED:
Inventory step-up charges	0.02	0.01	0.02	0.01
Acquisition and integration costs	0.01	-	0.03	0.01
Intangible assets amortization	0.05	0.03	0.08	0.05
Change in fair value of contingent consideration	0.04	(0.06)	0.03	(0.06)
Change in fair value of warrant liability	-	0.71	-	-
Income tax benefit	(0.31)	-	(0.33)	-
ADJUSTED NET INCOME/(LOSS) PER SHARE - DILUTED	$(0.00)	$(0.01)	$0.00	$0.02

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
GAAP NET INCOME/(LOSS)	$7,876	$(16,380)	$6,758	$5,928

ADJUSTMENTS:
Interest expense/(income), net	121	(18)	137	(46)
Income tax benefit	(12,552)	-	(12,552)	-
Depreciation	1,118	561	1,895	973
Intangible assets amortization	1,882	706	2,815	1,394
EBITDA	$(1,555)	$(15,131)	$(947)	$8,249

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	2,520	1,145	4,024	2,258
Acquisition and integration costs	272	13	1,271	238
Inventory step-up charges	733	190	765	386
Loss on disposal of assets	15	-	18	4
Change in fair value of contingent consideration	1,718	(1,463)	1,226	(1,526)
Change in fair value of warrant liability	-	16,442	121	(5,472)
ADJUSTED EBITDA	$3,703	$1,196	$6,478	$4,137

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